Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	February 5, 2007
Executive Vice President and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES, February 5, 2007 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2006 with net income available for common stockholders of $9.2 million, or $0.28 per share, compared to a net loss for common stockholders of $1.6 million, or $0.06 per share, in the fourth quarter of 2005. Revenues from continuing operations in the fourth quarter totaled $64.0 million, up from $59.6 million in the prior year’s fourth quarter. Funds from operations (FFO) for the period totaled $27.3 million, or $0.79 per share, compared to $8.5 million, or $0.26 per share, in the year-earlier period.

For its fiscal year ended December 31, 2006, KRC reported net income available for common stockholders of $72.3 million, or $2.30 per share, compared to $24.2 million, or $0.84 per share, in fiscal 2005. Revenues from continuing operations in 2006 totaled $251.2 million, up from $236.4 million in 2005. FFO for the year totaled $118.2 million, or $3.48 per share, compared to $63.6 million, or $1.95 per share, in 2005.

All per-share amounts in this report are presented on a diluted basis.

“Operating conditions in KRC’s primary Southern California real estate markets strengthened appreciably throughout 2006, boosting results in our existing portfolio and providing an excellent backdrop for our development-driven growth strategies,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “In 2007, our stabilized properties are projected to benefit from higher rental rates and our nearly fully preleased development pipeline is scheduled to add over one million square feet of rentable space to our portfolio.”

KRC added one new office building with 77,000 rentable square feet to its stabilized portfolio in 2006 with a total estimated investment of $21 million. The new property, located in the Rancho Bernardo submarket of coastal San Diego, is 100% leased.

The company has five additional projects currently under development, all located in high quality submarkets of San Diego. These five projects encompass eight buildings totaling approximately 1.1 million rentable square feet and are 82% preleased. In the aggregate, they represent a total estimated investment of approximately $362 million, of which $171 million has been spent to date.

KRC also has one redevelopment project underway, a 107,000 square-foot property in Los Angeles County with a total estimated incremental investment of approximately $15 million. It is 77% preleased.

In January 2007, KRC acquired two value-added sites in San Diego, including Evening Creek Corporate Center, an existing two-building redevelopment opportunity along the I-15 corridor for $24.7 million, and the third phase of Santa Fe Summit, 10.5 acres of land adjacent to Phases I and II of the company’s existing Santa Fe Summit project on the 56 corridor for $28.0 million.

Earnings guidance for 2007 will be discussed by KRC management during the company’s February 5, 2007 earnings conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 271-5140, reservation #31562769. A replay of the conference call will be available via phone through February 16, 2007 at (888) 286-8010, reservation #32602994 or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although A Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 1.2 million square feet in Los Angeles and San Diego counties. At December 31, 2006, the company owned 7.8 million rentable square feet of commercial office space and 3.9 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Year Ended December 31, 2006	Year Ended December 31, 2005
Revenues from continuing operations	$63,951	$59,594	$251,244	$236,355
Revenues including discontinued operations	$64,340	$61,109	$264,329	$242,845
Net income (loss) available for common stockholders (1)	$9,184	$(1,648)	$72,256	$24,211
Weighted average common shares outstanding - basic	32,246	28,785	31,244	28,711
Weighted average common shares outstanding - diluted	32,416	28,785	31,390	28,711
Net income (loss) per share of common stock - basic	$0.28	$(0.06)	$2.31	$0.84
Net income (loss) per share of common stock - diluted	$0.28	$(0.06)	$2.30	$0.84
Funds From Operations (2), (3)	$27,311	$8,506	$118,184	$63,603
Weighted average common shares/units outstanding - basic (4)	34,570	32,485	33,842	32,460
Weighted average common shares/units outstanding - diluted (4)	34,740	32,672	33,988	32,622
Funds From Operations per common share/unit - basic (4)	$0.79	$0.26	$3.49	$1.96
Funds From Operations per common share/unit - diluted (4)	$0.79	$0.26	$3.48	$1.95
Common shares outstanding at end of period			32,399	28,971
Common partnership units outstanding at end of period			2,319	3,670

Total common shares and units outstanding at end of period			34,718	32,641

			December 31, 2006	December 31, 2005
Stabilized portfolio occupancy rates:
Office			95.8%	92.5%
Industrial			95.8%	99.3%

Weighted average total			95.8%	95.0%

Los Angeles			93.2%	91.2%
Orange County			95.7%	98.2%
San Diego			98.6%	94.9%
Other			92.8%	94.0%

Weighted average total			95.8%	95.0%

Total square feet of stabilized properties owned at end of period:
Office			7,835	7,948
Industrial			3,870	4,587

Total			11,705	12,535

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common shareholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2006	December 31, 2005
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$293,059	$321,988
Buildings and improvements	1,484,051	1,494,958
Undeveloped land and construction in progress	263,651	137,025

Total real estate held for investment	2,040,761	1,953,971
Accumulated depreciation and amortization	(443,807)	(416,597)

Real estate held for investment, net	1,596,954	1,537,374
Property held for sale, net	4,512	—

Total real estate assets, net	1,601,466	1,537,374
Cash and cash equivalents	11,948	3,881
Restricted cash	494	703
Funds held at qualified intermediary for 1031 exchange	43,794	—
Current receivables, net	5,890	5,759
Deferred rent receivables, net	61,929	55,048
Note receivable	11,096	11,213
Deferred leasing costs and acquisition related intangibles, net	49,019	50,074
Deferred financing costs, net	5,100	5,256
Prepaid expenses and other assets	8,616	5,166

TOTAL ASSETS	$1,799,352	$1,674,474

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$459,198	$473,282
Unsecured senior notes	144,000	144,000
Unsecured line of credit	276,000	225,000
Accounts payable, accrued expenses and other liabilities	67,729	129,089
Accrued distributions	19,610	17,856
Deferred revenue and acquisition related liabilities	25,353	22,051
Rents received in advance and tenant security deposits	19,900	19,828

Total liabilities	1,011,790	1,031,106

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	39,628	50,462

Total minority interests	113,266	124,100

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	324	289
Additional paid-in capital	671,484	523,609
Deferred compensation	—	(1,998)
Distributions in excess of earnings	(119,094)	(124,214)

Total stockholders’ equity	674,296	519,268

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,799,352	$1,674,474

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Year Ended December 31, 2006	Year Ended December 31, 2005
REVENUES:
Rental income	$56,461	$54,431	$224,498	$213,084
Tenant reimbursements	6,762	5,080	24,365	22,379
Other property income	728	83	2,381	892

Total revenues	63,951	59,594	251,244	236,355

EXPENSES:
Property expenses	10,824	9,537	42,937	39,282
Real estate taxes	4,707	4,386	18,865	17,008
Provision for bad debts	118	(1,449)	744	(665)
Ground leases	509	421	2,016	1,679
General and administrative expenses	7,478	25,242	22,800	66,456
Interest expense	10,050	10,421	43,541	38,956
Depreciation and amortization	17,696	17,467	70,505	66,198

Total expenses	51,382	66,025	201,408	228,914

OTHER INCOME AND EXPENSE:
Interest income	812	270	1,653	604
Net settlement receipts on interest rate swaps	244	221	991	364
(Loss) gain on derivative instruments	(238)	(101)	(818)	378

Total other income and expense	818	390	1,826	1,346

Income (loss) from continuing operations before minority interests	13,387	(6,041)	51,662	8,787
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(1,397)	(5,588)	(5,588)
Minority interest in (earnings) loss of Operating Partnership attributable to continuing operations	(644)	1,135	(2,792)	738

Total minority interests	(2,041)	(262)	(8,380)	(4,850)

Income (loss) from continuing operations	11,346	(6,303)	43,282	3,937
Discontinued operations:
Revenues from discontinued operations	389	1,515	13,085	6,490
Expenses from discontinued operations	(278)	(712)	(2,564)	(3,485)
Net gain on disposition of discontinued operations	—	7,155	31,259	30,764
Minority interest attributable to discontinued operations	129	(901)	(3,198)	(3,887)

Total income from discontinued operations	240	7,057	38,582	29,882

Net income	11,586	754	81,864	33,819
Preferred dividends	(2,402)	(2,402)	(9,608)	(9,608)

Net income (loss) available for common stockholders	$9,184	$(1,648)	$72,256	$24,211

Weighted average shares outstanding - basic	32,246	28,785	31,244	28,711
Weighted average shares outstanding - diluted	32,416	28,785	31,390	28,711
Net income (loss) per common share - basic	$0.28	$(0.06)	$2.31	$0.84

Net income (loss) per common share - diluted	$0.28	$(0.06)	$2.30	$0.84

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Year Ended December 31, 2006	Year Ended December 31, 2005
Net (loss) income available for common stockholders	$9,184	$(1,648)	$72,256	$24,211
Adjustments:
Minority interest in earnings Minority interest in earnings (loss) of Operating Partnership	515	(234)	5,990	3,149
Depreciation and amortization	17,612	17,543	71,197	67,007
Net gain on disposition of discontinued operations	—	(7,155)	(31,259)	(30,764)

Funds From Operations (1), (2)	$27,311	$8,506	$118,184	$63,603

Weighted average common shares/units outstanding - basic	34,570	32,485	33,842	32,460
Weighted average common shares/units outstanding - diluted	34,740	32,672	33,988	32,622
Funds From Operations per common share/unit - basic	$0.79	$0.26	$3.49	$1.96

Funds From Operations per common share/unit - diluted	$0.79	$0.26	$3.48	$1.95

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.